Exhibit 99.1
SUPERVALU Reports Third Quarter Fiscal 2015 Results

•	Sales increase in all three business segments

◦	Independent Business sales increase 2.4%

◦	Save-A-Lot network ID sales positive 6.9%

◦	Retail Food ID sales positive 2.3%

•	Diluted EPS from continuing operations of $0.04

◦	Adjusted EPS from continuing operations of $0.18

MINNEAPOLIS--(BUSINESS WIRE)--January 7, 2015--SUPERVALU INC. (NYSE: SVU) today reported third quarter fiscal 2015 net sales of $4.20 billion and net earnings from continuing operations of $12 million ($0.04 per diluted share).
Results for the third quarter of fiscal 2015 included a $36 million after-tax pension settlement charge and $1 million in after-tax debt refinancing and net information technology intrusion costs. When adjusted for these items, third quarter fiscal 2015 net earnings from continuing operations were $49 million ($0.18 per diluted share). Net earnings from continuing operations for last year’s third quarter were $33 million ($0.12 per diluted share) and included $3 million in after-tax net charges and costs comprised of a multiemployer pension plan withdrawal charge, asset impairment, contract breakage, and other costs, offset in part by a gain from the sale of a property and the reduction of previously accrued severance costs. When adjusted for these items, third quarter fiscal 2014 net earnings from continuing operations were $36 million ($0.13 per diluted share). [See tables 1-5 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]
“We passed an important milestone this quarter delivering positive sales increases in all three of our business segments for the first time in many years,” said President and CEO Sam Duncan.  “I’m very encouraged to see our Independent Business segment post higher sales compared to last year’s third quarter, and I remain pleased with the continued progress we are making in our retail stores. Save-A-Lot had another good quarter from a sales perspective while also delivering a higher operating margin compared to the second quarter. Overall, the third quarter provided many positives for us to build on during the final quarter of our fiscal year.”
Third Quarter Results - Continuing Operations
Third quarter net sales were $4.20 billion compared to $4.01 billion last year, an increase of 4.8 percent. Identical store sales in the Save-A-Lot network were positive 6.9 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 8.5 percent. Identical store sales in the Retail Food segment were positive 2.3 percent. Total sales within the Independent Business segment increased 2.4 percent. Fees earned under the Transition Services Agreements (“TSA”) in the third quarter were $43 million compared to $48 million last year.
Gross profit for the third quarter was $593 million, or 14.1 percent of net sales. Last year’s third quarter gross profit was $569 million, or 14.2 percent of net sales, and included a $3 million multiemployer pension plan withdrawal charge. When adjusted for this charge, gross profit for the third quarter of fiscal 2014 was $572 million, or 14.3 percent of net sales. The decrease in gross profit rate compared to last year was primarily driven by higher shrink and lower fees earned under the TSA, predominantly related to the one-year transition fee earned under the TSA in fiscal 2014 of $60 million of which $4 million was recognized in the third quarter of fiscal 2014, partially offset by lower logistics and employee costs.
Selling and administrative expenses in the third quarter were $537 million, or 12.8 percent of net sales, and included a $63 million non-cash pension settlement charge and $1 million in net information technology intrusion costs. When adjusted for these items, selling and administrative expenses were $473 million, or 11.3 percent of net sales. Selling and administrative expenses in last year’s third quarter were $463 million, or 11.5 percent of net sales, and included $1 million in net charges primarily related to asset impairment and contract breakage costs, partially offset by a gain from the sale of a property and reduction of previously accrued severance costs. When adjusted for these items, selling and administrative expenses in the third quarter of fiscal 2014 were $462 million, or 11.5 percent of net sales. The decline in adjusted selling and administrative expense as a percent of net sales was primarily driven by lower pension and depreciation and amortization expense.
Net interest expense for the third quarter was $46 million and included $1 million in debt refinancing costs. Net interest expense for last year’s third quarter was $52 million. The decrease in interest expense was primarily driven by lower average interest rates and lower outstanding debt balances.

SUPERVALU’s income tax benefit was $1 million, or 8.9 percent of pre-tax earnings, for the third quarter, compared to an expense of $21 million, or 38.6 percent of pre-tax earnings in last year’s third quarter. The tax rate for the third quarter of fiscal 2015 reflects a $3 million favorable discrete tax benefit primarily related to the pension settlement recorded in the third quarter.
Independent Business
Third quarter Independent Business net sales were $1.96 billion compared to $1.91 billion last year, an increase of 2.4 percent, primarily due to increased sales to existing customers and new accounts partly offset by lost accounts, including one New Albertson’s, Inc. banner that completed the transition to self-distribution.
Independent Business operating earnings in the third quarter were $60 million, or 3.1 percent of net sales. Last year’s Independent Business operating earnings in the third quarter were $53 million, or 2.8 percent of net sales and included $4 million in net charges related to a multiemployer pension withdrawal charge, asset impairment, and other charges, offset in part by a gain from the sale of a property. When adjusted for these items, Independent Business operating earnings in the third quarter of fiscal 2014 were $57 million, or 3.0 percent of net sales.
Save-A-Lot
Third quarter Save-A-Lot net sales were $1.08 billion compared to $991 million last year, an increase of 8.9 percent, primarily reflecting the impact from network identical store sales of positive 6.9 percent and new store openings. Identical store sales for corporate stores within the Save-A-Lot network were positive 8.5 percent.
Save-A-Lot operating earnings in the third quarter were $34 million, or 3.2 percent of net sales. Last year’s Save-A-Lot operating earnings in the third quarter were $40 million, or 4.1 percent of net sales. The decrease in Save-A-Lot operating earnings was primarily due to higher advertising, employee, and occupancy costs.
Retail Food
Third quarter Retail Food net sales were $1.12 billion compared to $1.06 billion last year. The increase was primarily due to newly acquired stores and identical store sales of positive 2.3 percent.
Retail Food operating earnings in the third quarter were $28 million, or 2.5 percent of net sales. Last year’s Retail Food operating earnings were $25 million, or 2.3 percent of net sales, and included $1 million of income related to a reduction in previously accrued severance costs. When adjusted for this item, Retail Food operating earnings in the third quarter of fiscal 2014 were $24 million, or 2.3 percent of net sales. The increase in Retail Food adjusted operating earnings was primarily due to lower depreciation, occupancy, and employee-related costs, partly offset by incremental investments to lower prices to customers and a higher LIFO charge.
Corporate
Third quarter fees earned under the TSA were $43 million compared to $48 million last year. The decrease primarily reflects a one-year transition fee earned under the TSA in fiscal 2014 of $60 million, of which $4 million was recognized in the third quarter of fiscal 2014.
Net Corporate operating loss in the third quarter was $66 million and included a $63 million non-cash pension settlement charge and $1 million in information technology intrusion costs, net of insurance receivable. When adjusted for these items, net Corporate operating loss in the third quarter was $2 million. Last year’s third quarter net Corporate operating loss was $12 million and included a $1 million contract breakage charge. When adjusted for this item, net Corporate operating loss in the third quarter of fiscal 2014 was $11 million. The decrease in net Corporate operating loss was primarily driven by lower pension expense offset in part by lower earned TSA fees.
Cash flows - Continuing Operations
Year-to-date fiscal 2015 net cash flows provided by continuing operations activities were $104 million compared to a use of $163 million in the prior year, reflecting lower levels of cash utilized in working capital and lower cash tax payments in the current year. Year-to-date net cash flows used in continuing operations investing activities were $209 million compared to $42 million in the prior year, reflecting higher levels of capital expenditures and payments for business acquisitions. Year-to-date net cash flows provided by continuing operations financing activities were $438 million compared to $138 million in the prior year, primarily reflecting proceeds received in the third quarter of fiscal 2015 related to the partial refinancing of the Company's 8.00% notes due in 2016.

Discontinued Operations
On March 21, 2013, the Company completed the sale of five retail grocery banners (Albertson's, Acme, Jewel-Osco, Shaw’s and Star Market). The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

During the third quarter of fiscal 2015, the Company recognized discrete tax benefits of $69 million in discontinued operations that were primarily related to property repair regulations.  The Company has filed amended returns and expects to receive the tax refund within 90 days. In connection with discussions on a possible amendment to the TSA, the Company is in discussions with NAI and Albertson’s LLC on whether the Company will pay an amount equivalent to any portion of this tax refund to NAI and Albertson’s LLC.  The discussions on a possible amendment to the TSA are to address operational considerations that could arise as a result of the announced acquisition of Safeway Inc. by Albertson’s and certain other matters related to the TSA.
Conference Call
A conference call to review the third quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."
About SUPERVALU INC.
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,360 stores composed of 1,832 primary stores serviced by the Company’s food distribution business; 1,333 Save-A-Lot stores, of which 911 are operated by licensee owners; and 195 traditional retail grocery stores (store counts as of November 29, 2014). Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., intrusions to and disruption of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data

	Third Quarter Ended				Year-To-Date Ended
	November 29, 2014 (12 weeks)		November 30, 2013 (12 weeks)		November 29, 2014 (40 weeks)		November 30, 2013 (40 weeks)
Net sales	$4,204	100.0%	$4,012	100.0%	$13,456	100.0%	$13,200	100.0%
Cost of sales	3,611	85.9	3,443	85.8	11,539	85.8	11,260	85.3
Gross profit(1)	593	14.1	569	14.2	1,917	14.2	1,940	14.7
Selling and administrative expenses(1)	537	12.8	463	11.5	1,632	12.1	1,638	12.4
Operating earnings	56	1.3	106	2.6	285	2.1	302	2.3
Interest expense, net(1)	46	1.1	52	1.3	156	1.2	352	2.7
Equity in earnings of unconsolidated affiliates	(1)	—	—	—	(3)	—	(2)	—
Earnings (loss) from continuing operations before income taxes(1)	11	0.3	54	1.4	132	1.0	(48)	(0.4)
Income tax (benefit) provision	(1)	—	21	0.5	41	0.3	(19)	(0.1)
Net earnings (loss) from continuing operations(1)	12	0.3	33	0.8	91	0.7	(29)	(0.2)
Income (loss) from discontinued operations, net of tax	69	1.6	(1)	(0.1)	68	0.5	190	1.4
Net earnings including noncontrolling interests	81	1.9	32	0.8	159	1.2	161	1.2
Less net earnings attributable to noncontrolling interests	(2)	—	(1)	—	(6)	—	(5)	—
Net earnings attributable to SUPERVALU INC.	$79	1.9%	$31	0.8%	$153	1.1%	$156	1.2%

Basic net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations	$0.04		$0.13		$0.33		$(0.13)
Discontinued operations	$0.27		$(0.01)		$0.26		$0.75
Basic net earnings per share	$0.31		$0.12		$0.59		$0.61
Diluted net earnings (loss) per share attributable to SUPERVALU INC.:
Continuing operations(1)	$0.04		$0.12		$0.33		$(0.13)
Discontinued operations	$0.26		$(0.01)		$0.26		$0.74
Diluted net earnings per share	$0.30		$0.12		$0.58		$0.61
Weighted average number of shares outstanding:
Basic	261		259		260		254
Diluted	265		262		263		257

(1)
Results from continuing operations for the third quarter ended November 29, 2014 include net charges and costs of $65 before tax ($37 after tax, or $0.14 per diluted share), comprised of a pension settlement charge of $63 before tax ($36 after tax, or $0.14 per diluted share) and information technology intrusion costs, net of insurance recoverable, of $1 before tax ($0 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and debt refinancing costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Interest expense, net.

Results from continuing operations for the third quarter ended November 30, 2013 included net charges and costs of $4 before tax ($3 after tax, or $0.01 per diluted share), comprised of a multiemployer pension withdrawal charge of $3 before tax ($2 after tax, or $0.01 per diluted share) recorded in Gross profit, and asset impairment and other charges of $2 before tax ($2 after tax, or $0.01 per diluted share) and contract breakage and other costs of $1 before tax ($0 after tax, or $0.00 per diluted share), offset in part by a gain on sale of property of $1 before tax ($1 after tax, or $0.01 per diluted share) and a reduction of previously accrued severance costs of $1 before tax ($0 after tax, or $0.00 per diluted share) recorded in Selling and administrative expenses.

Results from continuing operations for the year-to-date ended November 29, 2014 include net charges and costs of $69 before tax ($40 after tax, or $0.15 per diluted share), comprised of a pension settlement charge of $63 before tax ($36 after tax, or $0.14 per diluted share), information technology intrusion costs, net of insurance recoverable, of $2 before tax ($1 after tax, or $0.00 per diluted share) and severance costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Selling and administrative expenses, and unamortized financing cost charges of $2 before tax ($1 after tax, or $0.01 per diluted share) and debt refinancing costs of $1 before tax ($1 after tax, or $0.00 per diluted share) included within Interest expense, net.

Results from continuing operations for the year-to-date ended November 30, 2013 included net costs and charges of $222 before tax ($136 after tax, or $0.53 per diluted share), comprised of charges for unamortized financing costs and original issue discount acceleration of $98 before tax ($60 after tax, or $0.24 per diluted share) and debt refinancing costs of $71 before tax ($44 after tax, or $0.17 per diluted share) recorded in Interest expense, net, severance costs and accelerated stock-based compensation charges of $38 before tax ($24 after tax, or $0.09 per diluted share), asset impairment and other charges of $16 before tax ($11 after tax, or $0.04 per diluted share), a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share) and contract breakage and other costs of $6 before tax ($2 after tax, or $0.01 per diluted share) recorded in Selling and administrative expenses, and multiemployer pension withdrawal charge of $3 before tax ($2 after tax, or $0.01 per diluted share) recorded in Gross profit, offset in part by a gain on sale of property of $15 before tax ($10 after tax, or $0.04 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)
(In millions, except percent data)

	Third Quarter Ended		Year-To-Date Ended
	November 29, 2014 (12 weeks)	November 30, 2013 (12 weeks)	November 29, 2014 (40 weeks)	November 30, 2013 (40 weeks)
Net sales
Independent Business	$1,958	$1,912	$6,178	$6,215
% of total	46.6%	47.7%	45.9%	47.1%
Save-A-Lot	1,079	991	3,477	3,229
% of total	25.7%	24.7%	25.8%	24.4%
Retail Food	1,124	1,061	3,656	3,562
% of total	26.7%	26.4%	27.2%	27.0%
Corporate	43	48	145	194
% of total	1.0%	1.2%	1.1%	1.5%
Total net sales	$4,204	$4,012	$13,456	$13,200
	100.0%	100.0%	100.0%	100.0%
Operating earnings
Independent Business(1)	$60	$53	$180	$181
% of Independent Business sales	3.1%	2.8%	2.9%	2.9%
Save-A-Lot(2)	34	40	106	124
% of Save-A-Lot sales	3.2%	4.1%	3.0%	3.8%
Retail Food(3)	28	25	78	39
% of Retail Food sales	2.5%	2.3%	2.1%	1.1%
Corporate(4)	(66)	(12)	(79)	(42)
Total operating earnings	56	106	285	302
% of total net sales	1.3%	2.6%	2.1%	2.3%
Interest expense, net(5)	46	52	156	352
Equity in earnings of unconsolidated affiliates	(1)	—	(3)	(2)
Earnings (loss) from continuing operations before income taxes	11	54	132	(48)
Income tax (benefit) provision	(1)	21	41	(19)
Net earnings (loss) from continuing operations	12	33	91	(29)
Income (loss) from discontinued operations, net of tax	69	(1)	68	190
Net earnings including noncontrolling interests	81	32	159	161
Less net earnings attributable to noncontrolling interests	(2)	(1)	(6)	(5)
Net earnings attributable to SUPERVALU INC.	$79	$31	$153	$156

LIFO charge (credit)
Independent Business	$1	$—	$3	$1
Retail Food	2	(1)	4	(3)
Total LIFO charge (credit)	$3	$(1)	$7	$(2)
Depreciation and amortization
Independent Business	$10	$11	$36	$40
Save-A-Lot	15	15	50	50
Retail Food	40	41	133	145
Total depreciation and amortization	$65	$67	$219	$235

(1)
Independent Business operating earnings for the third quarter ended November 30, 2013 included a multiemployer pension withdrawal charge of $3 and asset impairment and other charges of $2, offset in part by a gain on sale of property of $1. Independent Business operating earnings for the year-to-date ended November 29, 2014 include severance costs of $1. Independent Business operating earnings for the year-to-date ended November 30, 2013 included severance costs and accelerated stock-based compensation charges of $13, a multiemployer pension withdrawal charge of $3, asset impairment and other charges of $2 and contract breakage and other costs of $1, offset in part by a gain on sale of property of $15.

(2)	Save-A-Lot operating earnings for the year-to-date ended November 30, 2013 included a legal settlement charge of $5, asset impairment and other charges of $3 and severance costs of $2.

(3)
Retail Food operating earnings for the third quarter ended November 30, 2013 included a reduction of previously accrued severance costs of $1. Retail Food operating earnings for the year-to-date ended November 30, 2013 included asset impairment and other charges of $9, severance costs and accelerated stock-based compensation charges of $6 and contract breakage and other costs of $2.

(4)
Corporate operating loss for the third quarter ended November 29, 2014 includes a pension settlement charge of $63 and information technology intrusion costs, net of insurance recoverable, of $1. Corporate operating loss for the third quarter ended November 30, 2013 included contract breakage and other costs of $1. Corporate operating loss for the year-to-date ended November 29, 2014 includes a pension settlement charge of $63 and information technology intrusion costs, net of insurance recoverable, of $2. Corporate operating loss for the year-to-date ended November 30, 2013 included severance costs and accelerated stock-based compensation charges of $17, contract breakage and other costs of $3 and asset impairment and other charges of $2.

(5)
Interest expense, net for the third quarter ended November 29, 2014 includes debt refinancing costs of $1. Interest expense, net for the year-to-date ended November 29, 2014 includes unamortized financing cost charges of $2 and debt refinancing costs of $1. Interest expense, net for the year-to-date ended November 30, 2013 included unamortized financing cost charges and original issue discount acceleration of $98 and debt refinancing costs of $71.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	November 29, 2014	February 22, 2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$418	$83
Receivables, net	526	493
Inventories, net	1,122	861
Other current assets	175	106
Total current assets	2,241	1,543
Property, plant and equipment, net	1,469	1,497
Goodwill	865	847
Intangible assets, net	50	43
Deferred tax assets	309	287
Other assets	144	157
Total assets	$5,078	$4,374
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,201	$1,043
Accrued vacation, compensation and benefits	197	190
Current maturities of long-term debt and capital lease obligations	384	45
Other current liabilities	182	213
Total current liabilities	1,964	1,491
Long-term debt	2,617	2,486
Long-term capital lease obligations	222	246
Pension and other postretirement benefit obligations	601	536
Long-term tax liabilities	144	140
Other long-term liabilities	177	205
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.01 par value: 400 shares authorized; 261 and 260 shares issued, respectively	3	3
Capital in excess of par value	2,815	2,862
Treasury stock, at cost, 3 and 4 shares, respectively	(45)	(101)
Accumulated other comprehensive loss	(387)	(307)
Accumulated deficit	(3,042)	(3,195)
Total SUPERVALU INC. stockholders’ deficit	(656)	(738)
Noncontrolling interests	9	8
Total stockholders’ deficit	(647)	(730)
Total liabilities and stockholders’ deficit	$5,078	$4,374

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	November 29, 2014 (40 weeks)	November 30, 2013 (40 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$159	$161
Income from discontinued operations, net of tax	68	190
Net earnings (loss) from continuing operations	91	(29)
Adjustments to reconcile Net earnings (loss) from continuing operations to Net cash provided by (used in) operating activities – continuing operations:
Asset impairment and other charges	3	190
Net gain on sale of assets and exits of surplus leases	(11)	(19)
Depreciation and amortization	219	235
LIFO charge (credit)	7	(2)
Deferred income taxes	(41)	6
Stock-based compensation	18	18
Net pension and other postretirement benefits cost	82	61
Contributions to pension and other postretirement benefit plans	(115)	(122)
Other adjustments	15	30
Changes in operating assets and liabilities, net of effects from business acquisitions	(164)	(531)
Net cash provided by (used in) operating activities – continuing operations	104	(163)
Net cash provided by (used in) operating activities – discontinued operations	2	(101)
Net cash provided by (used in) operating activities	106	(264)
Cash flows from investing activities
Proceeds from sale of assets	7	13
Purchases of property, plant and equipment	(164)	(64)
Payments for business acquisitions	(55)	—
Other	3	9
Net cash used in investing activities – continuing operations	(209)	(42)
Net cash provided by investing activities – discontinued operations	—	127
Net cash (used in) provided by investing activities	(209)	85
Cash flows from financing activities
Proceeds from issuance of debt	484	2,098
Proceeds from sale of common stock	5	176
Payments of debt and capital lease obligations	(37)	(1,980)
Distributions to noncontrolling interests	(8)	(9)
Payments of debt financing costs	(7)	(147)
Other	1	—
Net cash provided by financing activities – continuing operations	438	138
Net cash used in financing activities – discontinued operations	—	(36)
Net cash provided by financing activities	438	102
Net increase (decrease) in cash and cash equivalents	335	(77)
Cash and cash equivalents at beginning of period	83	149
Cash and cash equivalents at the end of period	$418	$72
SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Capital lease asset additions	$1	$2
Purchases of property, plant and equipment included in Accounts payable	$10	$13
Interest and income taxes paid:
Interest paid (net of amounts capitalized)	$136	$181
Income taxes paid (net of refunds)	$55	$117

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 22, 2014.

RECONCILIATIONS OF EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Third Quarter Ended November 29, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$11	$12	$0.04
Adjustments:
Pension settlement charge	63	36	0.14
Debt refinancing costs	1	1	—
Information technology intrusion costs, net of insurance recoverable	1	—	—
Continuing operations after adjustments	$76	$49	$0.18

Table 2
	Year to Date November 29, 2014
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$132	$91	$0.33
Adjustments:
Pension settlement charge	63	36	0.14
Unamortized financing cost charges	2	1	0.01
Information technology intrusion costs, net of insurance recoverable	2	1	—
Severance costs	1	1	—
Debt refinancing costs	1	1	—
Continuing operations after adjustments	$201	$131	$0.48

Table 3
	Third Quarter Ended November 30, 2013
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$54	$33	$0.12
Adjustments:
Multiemployer pension withdrawal charge	3	2	0.01
Asset impairment and other charges	2	2	0.01
Contract breakage and other costs	1	—	—
Severance costs	(1)	—	—
Gain on sale of property	(1)	(1)	(0.01)
Continuing operations after adjustments	$58	$36	$0.13

Table 4
	Year to Date November 30, 2013
(In millions, except per share data)	(Loss) Earnings Before Tax	(Loss) Earnings After Tax	Diluted (Loss) Earnings Per Share
Continuing operations	$(48)	$(29)	$(0.13)
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	98	60	0.24
Debt refinancing costs	71	44	0.17
Severance costs and accelerated stock-based compensation charges	38	24	0.09
Asset impairment and other charges	16	11	0.04
Legal settlement charge	5	3	0.01
Contract breakage and other costs	6	2	0.01
Multiemployer pension withdrawal charge	3	2	0.01
Gain on sale of property	(15)	(10)	(0.04)
Continuing operations after adjustments	$174	$107	$0.40

RECONCILIATION OF OPERATING EARNINGS FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

TABLE 5
	Third Quarter Ended		Year-To-Date Ended
	November 29, 2014	November 30, 2013	November 29, 2014	November 30, 2013
(In millions)	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)
Independent Business operating earnings, as reported	$60	$53	$180	$181
Adjustments:
Severance costs and accelerated stock-based compensation charges	—	—	1	13
Multiemployer pension withdrawal charge	—	3	—	3
Asset impairment and other charges	—	2	—	2
Contract breakage and other costs	—	—	—	1
Gain on sale of property	—	(1)	—	(15)
Independent Business operating earnings, as adjusted	60	57	181	185
Independent Business depreciation and amortization	10	11	36	40
LIFO charge	1	—	3	1
Independent Business adjusted EBITDA(1)	$71	$68	$220	$226

Save-A-Lot operating earnings, as reported	$34	$40	$106	$124
Adjustments:
Severance costs	—	—	—	2
Asset impairment and other charges	—	—	—	3
Legal settlement charge	—	—	—	5
Save-A-Lot operating earnings, as adjusted	34	40	106	134
Save-A-Lot depreciation and amortization	15	15	50	50
Save-A-Lot adjusted EBITDA(1)	$49	$55	$156	$184

Retail Food operating earnings, as reported	$28	$25	$78	$39
Adjustments:
Severance costs and accelerated stock-based compensation charges	—	(1)	—	6
Asset impairment and other charges	—	—	—	9
Contract breakage and other costs	—	—	—	2
Retail Food operating earnings, as adjusted	28	24	78	56
Retail Food depreciation and amortization	40	41	133	145
LIFO charge (credit)	2	(1)	4	(3)
Equity in earnings of unconsolidated affiliates(2)	1	—	3	2

Net earnings attributable to noncontrolling interests(2)	(2)	(1)	(6)	(5)
Retail Food adjusted EBITDA(1)(2)	$69	$63	$212	$195

Corporate operating loss, as reported	$(66)	(12)	$(79)	$(42)
Adjustments:
Pension settlement charge	63	—	63	—
Information technology intrusion costs, net of insurance recoverable	1	—	2	—
Severance costs and accelerated stock-based compensation charges	—	—	—	17
Contract breakage and other costs	—	1	—	3
Asset impairment and other charges	—	—	—	2
Corporate operating loss, as adjusted	(2)	(11)	(14)	(20)
Corporate depreciation and amortization	—	—	—	—
Corporate adjusted EBITDA(1)	$(2)	$(11)	$(14)	$(20)
Total adjusted EBITDA(1)(2)	$187	$175	$574	$585
Pro forma adjustment:
Incremental administrative expense reimbursements(3)	—	—	—	11
Total pro forma adjusted EBITDA(1)(2)(3)	$187	$175	$574	$596

(1)
The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge (credit), equity earnings of unconsolidated affiliates, earnings attributable to noncontrolling interests and any unusual items.

(2)
In the first quarter of fiscal 2015, the Company revised its definition of Adjusted EBITDA to include equity in earnings of unconsolidated affiliates and net earnings attributable to noncontrolling interests in order for previously reported Adjusted EBITDA measures to remain unchanged when reconciling from segment operating earnings after corrections to certain condensed consolidated financial statement line items were made.

(3)
Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com